Exhibit 23.2

Consent of Independent Accounting Firm

Cornerstone OnDemand, Inc.

Santa Monica, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 30, 2020, relating to the consolidated financial statements of Vector Talent Holdings, L.P., appearing in Cornerstone OnDemand’s Form 8-K/A file dated July 1, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Canada LLP

BDO Canada LLP

Markham, ON

July 2, 2020